                                                                    EXHIBIT 10.6


*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                  CONFIDENTIAL
                     FILTERING SERVICE AND LICENSE AGREEMENT

This Service Agreement ("Agreement") is entered into by and between N2H2, Inc. a Washington corporation, having its principal place of business at 900 4th Avenue
- Suite 3400, Seattle, WA, 98164 ("N2H2") and Millennial Star Network, Inc. ("MSTAR.NET"), a Utah corporation having its principal place of business at 1305
N. Research Way, Orem, Utah 84097 ("Licensee")

      WHEREAS, N2H2 has developed a proprietary system, consisting of computer hardware, computer software, and related Internet filtering and caching services, all as described in Schedule A (the "BESS System"); and

      WHEREAS, Licensee provides Internet services to its subscribers
        ("Authorized Users"); and

      WHEREAS, Licensee desires to use the BESS System in connection with its Internet services and to make certain N2H2 services available to its Authorized Users; and

      WHEREAS, N2H2 is willing to provide Licensee and its Authorized Users access to the BESS System and to provide the services described in this Agreement all on the terms and conditions set out herein.

      THEREFORE, in consideration of the foregoing and the mutual promises set out in this Agreement, N2H2 and Licensee (together, the "Parties") agree to the following terms and conditions:

1. TERM. The initial term of this Agreement, as set forth in Schedule A, shall extend for a period of two (2) years, commencing on November 1, 1999 and continuing through October 31, 2001, and this Agreement shall automatically renew for additional one-year terms thereafter, unless either party provides written notice of termination to the other not less than sixty (60) days prior to the end of the then current term.

2. DELIVERY OF THE BESS SYSTEM. N2H2 shall deliver and install the BESS System at the location specified in Schedule B and Licensee and its Authorized Users shall have the right to use the BESS System during the term of this Agreement, subject to the terms, conditions, and limitations set out herein.

3. ARTWORK. Licensee shall. choose a trailer, override trailer and a block page graphics from N2H2's selection of artwork. Said graphics will be installed on the BESS System prior to its final configuration and delivery. Any, customization to N2H2's standard artwork must be approved in writing by N2H2. All artwork and links from said artwork must adhere to N2H2's Customization Guidelines, which may be updated from time to time by N2H2; provided that no such update shall materially adversely affect Licensee's rights hereunder.

4. CONFIGURATION. Prior to shipping and placement of the BESS System to the address specified in Schedule B, N2H2 will configure the BESS System based on the information it receives from Licensee using the information provided by Licensee in Schedule B and via N2H2's web form. Upon delivery and successful installation, N2H2 will work together with Licensee's representative to ensure proper completion of the configuration of the BESS System. N2H2 shall pay for all shipping and handling charges associated with the delivery of the BESS System.

5. HARDWARE/SOFTWARE. The BESS System's server hardware ("Hardware") shall remain the sole and exclusive property of N2H2. The BESS System's filtering and caching software ("Software") and all documentation shall remain the sole and exclusive property of N2H2.

6. PROPRIETARY CONTENT. N2H2 shall, through the provision of its filtering services as part of the BESS System, provide to Licensee the use of its proprietary database of records used for filtering and screening activities and other proprietary data (together, "Proprietary Content"). The Proprietary Content shall be deemed a part of the BESS System and shall remain the sole and exclusive property of N2H2.

7. LICENSE. So long as Licensee complies with the terms of this Agreement, N2H2 grants to Licensee the non-exclusive, nontransferable, limited, personal night (the "License") to use the Hardware, Software and Proprietary Content, in conjunction with the BESS System, as follows:

            A. N2H2 grants to Licensee the non-exclusive right to use the Hardware, Software, and Proprietary Content solely as configured for Licensee's Authorized Subscribers, as set forth in Schedule A.

            B. Licensee shall provide N2H2 with a monthly port by the 15th of each month with subscriber count as of the 1st of each month as described in Schedule that lists the authorized users.

            C. The License excludes all rights by Licensee to attempt to repair, alter, or modify the BESS System's Hardware, Software, or Proprietary Content or to access the source code.

            D. N2H2 reserves, the right to terminate this License and to seek any other legal remedies if Licensee violates any provisions hereof and fails to cure the violation within the time period allowed in this Agreement.

            E. This contract and a Search Agreement of even date, together replace all existing Agreements between N2H2 and Infobases or Bookcraft or LDSWorld.com. All services and hardware provided under previous contracts will become part of this Agreement, and any amounts due under previous contracts will be due under this contract.

8. PAYMENT. Licensee will make payment(s) to N2H2 as calculated and specified in Schedule A.

9. MAINTENANCE SERVICES. N2H2 shall, at its sole cost and expense, monitor, maintain and repair the BESS System and keep the same in good condition and operating in accordance with all of the specifications set out in this Agreement or referred to herein. Licensee will maintain the premises surrounding the BESS System in a clean and reasonably suitable condition to permit N2H2 to fulfill its obligations hereunder. Licensee will be solely responsible for and will reimburse N2H2 for the costs of all repairs and maintenance necessitated by any act or omission of Licensee, its employees, agents, or invitees that is inconsistent with the normal use of the BESS System as described in documentation provided to Licensee by N2H2. Licensee shall not attempt to make any updates to the BESS System's Hardware, Software, or Proprietary Content without the written consent of N2H2.

10. UPGRADES; UPDATES. From time-to-time and at its sole discretion, N2H2 will provide Licensee with updates or upgrades for the BESS System. Licensee shall be entitled to all updates or upgrades that are provided to licensees of the BESS System generally. Licensee shall use the upgraded or updated BESS System only in accordance with this Agreement which supersedes any prior license to any prior versions of the BESS System, and any license that may be provided in connection with the upgrade or update.

11. HELP SERVICES. Upon successful installation of the BESS System, N2H2 shall train Licensee's network administrator in the proper use of the BESS System. N2H2 will make available competent technical consultants by telephone to provide prompt assistance to Licensee with questions concerning operation and troubleshooting of the BESS System. N2H2 will not be required to travel to Licensee's Premises to provide services unless Licensee reimburses N2H2 for time and travel costs.

12. LIMITED WARRANTY. N2H2 WARRANTS TO LICENSEE ONLY THAT DURING THE TERM OF THIS AGREEMENT, (I) N2H2 OWNS ALL OF THE HARDWARE, SOFTWARE, AND PROPRIETARY CONTENT AND HAS THE RIGHT TO LICENSE THE SAME TO LICENSEE AND TO PROVIDE LICENSEE AND ITS AUTHORIZED USERS USE OF THE BESS SYSTEM AS CONTEMPLATED BY THIS AGREEMENT; AND (II) THE BESS SYSTEM WILL CONFORM TO ALL OF THE DOCUMENTATION AND SPECIFICATIONS THAT N2H2 HAS PROVIDED TO LICENSEE, WHEN USED IN CONFORMANCE WITH SUCH DOCUMENTATION. N2H2 FURTHER WARRANTS THAT THE BESS SYSTEM WILL BE FREE FROM DEFECTS IN MATERIALS AND WORKMANSHIP UNDER NORMAL USE. EXCEPT AS PROVIDED HEREIN, THE BESS SYSTEM IS LICENSED "AS IS" AND WITHOUT WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO PERFORMANCE, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE. LICENSEE ASSUMES THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF THE BESS SYSTEM, SO LONG AS IT FUNCTIONS IN ACCORDANCE WITH THIS LIMITED WARRANTY.

13. LIMITED LIABILITY. To the maximum extent permitted by law, and except for the indemnification commitment set out in Paragraph 14, in no event shall N2H2 or anyone involved in the creation, production, delivery or licensing of the BESS System be liable to Licensee or any third party for incidental, indirect, special or consequential damages (including, without limitation, damages for loss of business profits, business interruption, loss of business information, or other pecuniary loss) arising out of the use or inability to use the BESS System.

14. N2H2'S INDEMNIFICATION OF LICENSEE. N2H2 will indemnify and defend Licensee and its directors, officers, employees and agents, at N2H2's expense, against any and all claims, demands, losses, liabilities, judgments, awards and costs (including reasonable legal fees and expenses) arising from or relating to (a) any default or material breach by N2H2 hereunder; (b) any negligent act or omission or willful misconduct by N2H2 or its employees, agents, invitees, or licensees; or
        (c) any claim that Licensee's use or possession of the BESS System infringes or violates the copyright, trade secret, patent, or other proprietary right of any third party; provided, that N2H2 will not be required to indemnify Licensee hereunder for (i) liability created solely by any Licensee modifications or changes to the BESS System (not including ordinary customizations or any of the initial configuration) and (ii) for Licensee's failure to use the BESS System as described in this Agreement; provided, however, that N2H2 shall have liability only for direct damages (and not indirect, special, or consequential damages or any other costs or expenses) arising out of a material breach of this Agreement by N2H2 that does not also fall under clause (b) or (c), above.

15. LICENSEE'S INDEMNIFICATION OF N2H2. Licensee will indemnify and defend N2H2 and its directors, officers, employees and agents, at Licensee's expense, against any and all claims, demands, losses, liabilities, judgments, awards and costs (including reasonable legal fees and expenses) arising from or relating to (a) any breach of Licensee's obligations herein; or (b) any negligent act or omission or willful misconduct by Licensee or its employees, agents, invitees, licensees, users or subscribers; provided, however, that Licensee shall have liability only for direct damages (and not indirect, special, or consequential damages or any other costs or expenses) arising out of a material breach of this Agreement by Licensee that does not also fall under clause (b), above.

16. COPYRIGHT. The Software and Proprietary Content and any copies thereof are owned by N2H2 and are protected by United States copyright laws and international treaty provisions. Therefore, Licensee must treat the Software and Proprietary Content like any other copyrighted material. Licensee agrees not to rent, lease, lend or sell the Software, but it shall have the right to allow its Authorized Users to use the Software as part of the BESS System as contemplated by this Agreement. Licensee's attempt to reverse engineer, decompose, disassemble or make any attempt to discover the Proprietary Content, Software or source code to the Software and/or the details of the Proprietary Content shall result in the immediate termination of this Agreement.

17. ASSIGNMENT. The rights in this Agreement are personal to each party and will not be transferred or assigned by operation of law or otherwise except to a successor organization resulting from an acquisition, merger sale of assets or similar event which includes a change in control, without the prior written consent of the other party. Any transfer or assignment in violation of this paragraph shall be void and will have no force or effect.

18. FORCE MAJEURE. The Parties will not be in default and liable for breach of this Agreement due to a business interruption because of strikes, labor disturbances, lockout, riot, fire, flood, outside electrical failure, outside telecommunications facilities failure, computer virus, act of God, or the public enemy, or any other cause, whether like or unlike the foregoing, if beyond the reasonable efforts of them to control and which may prevent or delay them from performing their obligations herein. All performance of both parties shall be excused during the continuance of such circumstances if the circumstances materially impair the value of this Agreement to the non-affected party. If the circumstances persist for more than thirty (30) days, the non-affected party shall have the night to immediately terminate this Agreement by sending notice of termination to the affected party.

19. USAGE. Each party will take such action as is necessary to protect and shall not misrepresent the other party's copyrights, tradenames, trademarks, goodwill, trade secrets, proprietary information, products and/or services.

        Licensee may attach to or modify N2H2 marketing materials to the extent necessary to provide contact information about Licensee, but may not otherwise modify N2H2 materials or distribute Licensee's own version of marketing materials without the written approval of N2H2. Licensee agrees to not create or use a private label for N2H2's products or services without the written approval of N2H2.

20. NON-COMPETITION. Licensee will not offer, operate or attempt to develop any other Internet content filtering system in competition with the BESS System during the term of this Agreement. Licensee agrees that during term of this Agreement and for a period of one year after its termination, if terminated by Licensee's breach, Licensee agrees to not develop any competing Internet content filtering system for its own use, or a third party's use, without N2H2's written approval.

21. REMEDIES. Licensee acknowledges and agrees that the use or release of Proprietary Content in violation of this Agreement will cause irreparable harm for which N2H2 may not be fully or adequately compensated by recovery of monetary damages. Accordingly, in the event of any such violation or threatened violation, N2H2 will be entitled to injunctive relief from a court of competent jurisdiction in addition to monetary damages and any other remedy available at law or in equity. If any action at law or in equity is brought to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to recover, at trial and on appeal, reasonable attorneys' fees, costs and disbursements in addition to any other relief that may be granted. Except as provided in Paragraph 14, Licensee's exclusive remedy against N2H2 will be a return of fees paid for the BESS System for the months in which a breach by N2H2 occurs. An action for any breach of this Agreement must be commenced within two
(2) years from the date when a party had knowledge of the alleged breach.

22. TERMINATION. Except as set forth in paragraph 15, in the event that any breach or default of this Agreement by either party remains uncured for more than ten (10) days after written notice from the other party, the non-breaching party may terminate this Agreement and all rights hereunder by giving the breaching party written notice of termination. Upon termination by either party, N2H2 will have the right immediately to disconnect Licensee from the BESS System and Licensee will promptly return the BESS System to N2H2 in good working condition. N2H2 shall pay for all shipping and handling charges associated with the return of the BESS System.

23. NOTICES. Any notice required by this Agreement or given in connection with it, will be in writing and will be given to the appropriate party by personal delivery or by certified mail, or recognized overnight delivery services. Facsimile notice or email may be used only if a means of obtaining an immediate written confirmation of receipt is available and such proof is presented in the event of a dispute.

24. MISCELLANEOUS. The terms of this Agreement are binding on the Parties, their subsidiaries, affiliates and any party controlling, controlled by or under common control with the Parties, and their successors, licensees, agents and employees. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision. The Parties agree that this Agreement will be governed by the internal laws of the State of Washington, without regard to Washington conflict of law' principles. Suits relating to this Agreement must be brought in the appropriate state or federal court in the state of Washington and the Parties submit to the jurisdiction of such Washington courts.

25. CONFIDENTIALITY. The Parties agree to maintain the confidential nature of all proprietary information disclosed or received during this relationship. Proprietary information shall include lists of customers and prospects, product or service development plans, all technical system information not on published marketing materials, financial information, customer usage and billing reports, software, and any other information identified as confidential or proprietary. This responsibility will continue for five (5) years after termination of this Agreement as long as the disclosing Party does not make such proprietary information public.

26. ENTIRETY. This Agreement constitutes the complete agreement between N2H2 and Licensee, and may not be modified except by written agreement of both Parties.

27. ADDITIONAL FEES. Payments to N2H2, as set forth in Schedule A, are exclusive of applicable taxes on the license, transfer or use of the BESS System. In the event N2H2 is charged such taxes on the services provided in this Agreement, N2H2 may add an equal amount to the total fees owed by Licensee hereunder. Any other services purchased by Licensee from N2H2 will be payable through a separate invoice of N2H2.

ACCEPTED AND AGREED FOR N2H2, INC.:        ACCEPTED AND AGREED FOR LICENSEE:


Signature:  [/s/ Sarah Hastings]           Signature:  [/s/ Paul D. Hansen]
          ------------------------------             ---------------------------

Printed:    [Sarah Hastings]               Printed:    [Paul D. Hansen]
        --------------------------------           -----------------------------

Title:      [Contract Manager]             Title:      [Executive V.P.]
      ----------------------------------         -------------------------------

Date:       [1/5/00]                       Date:       [12/30/99]
     -----------------------------------        --------------------------------

                                   SCHEDULE B

                  LICENSEE'S NETWORK REPRESENTATIVE INFORMATION

CONTACT NAME:                     [JIM MOSHER]
                                  ----------------------------------
EMAIL ADDRESS:                    [JMOSHER@MSTAR.NET]
                                  ----------------------------------
OFFICE PHONE NUMBER:              [801-705-42240]
                                  ----------------------------------
FAX PHONE NUMBER:                 [801-705-4300]
                                  ----------------------------------
PAGER PHONE NUMBER:               [-----]
                                  ----------------------------------


                              LOCATION OF SERVER(S)

CONTACT NAME:                     [SHAWN HOGAN]
                                  ----------------------------------
ORGANIZATION:                     [SISNA]
                                  ----------------------------------
STREET ADDRESS #1:                [265 E 100 S]
                                  ----------------------------------
STREET ADDRESS #2:                [SUITE 310]
                                  ----------------------------------
CITY/STATE/COUNTRY:               [SALT LAKE CITY, UT]
                                  ----------------------------------
ZIP/POSTAL CODE:                  [84111]
                                  ----------------------------------


                                  COMPLETED BY

NAME:                             [JIM MOSHER]
                                  ----------------------------------
TITLE:                            [DEV. MANAGER]
                                  ----------------------------------
DATE:                             [12-30-99]
                                  ----------------------------------

FUTURE PROJECTS. Parties shall meet in Seattle on or before March 30, 2000 to discuss the following potential future projects:

        1. Client software featuring N2H2's server-level filtering, customized for use by Licensee's users which are unable to connect locally to a Licensee-leased POP.

        2. Real language search technology that allows visitors to Licensee's Web site search for key words/terms within Licensee's Web site.

ACCEPTED AND AGREED FOR N2H2, INC.:        ACCEPTED AND AGREED FOR LICENSEE:


Signature:   [/s/ Sarah Hastings]          Signature:  [/s/ Paul D. Hansen]
          ------------------------------             ---------------------------

Printed:     [Sarah Hastings]              Printed:    [Paul D. Hansen]
        --------------------------------           -----------------------------

Title:       [Contract Manager]            Title:      [E.V.P.]
      ----------------------------------         -------------------------------

                                   SCHEDULE A

N2H2 shall provide BESS Internet Filtering Service to MSTAR.NET for an initial period of 24 months:

        SERVICE START DATE:                 11/1/-99
        SERVICE END DATE:                   10-31-01

        The BESS System is a Proxy Server Internet Filtering and Caching System. N2H2 proprietary hardware is an [*], Server includes; [*]. *

                       PROXY SERVER SET-UP & INSTALLATION

                          RACKMOUNT HARDWARE PRICING *

           NUMBER OF SERVERS             [*]           [*]

           Servers 1-3                   [*]           [*]

           Servers 4-6                   [*]           [*]

           Servers 7-9                   [*]           [*]

           Servers 10-12                 [*]           [*]

           Servers 13+                   [*]           [*]


                          MONTHLY SERVICE FEE SCHEDULE

   SUBSCRIBERS                                     MONTHLY SERVICE FEE

   Up to      50,000   subscribers                  [*]  per subscriber*

   50,001 -   100,000  subscribers                  [*]  per subscriber*

   100,001 -  150,000  subscribers                  [*]  per subscriber

   150,000+ subscribers                             [*]  per subscriber but not less than [*] per month


----------

* N2H2 will provide filtering for [*] per subscriber through September 30, 2000. After September 30, 2000 pricing reverts to schedule defined above. Subscriber counts will be submitted via Monthly Traffic Report. Monthly Traffic Report is to be submitted on the 15th of each month with monthly fees due on the 1st of the following month.


                          MONTHLY MINIMUM FEE SCHEDULE*

MONTHS                          MINIMUMS *            SUBSCRIBERS *          PAYMENT DUE

Nov 1999 -     Jan 2000            [*]                   [*]              1st of each month

Feb 2000 -     Mar 2000            [*]                   [*]              1st of each Month

Apr 2000 -     May 2000            [*]                   [*]              1st of each Month

Jun 2000 -     Jul 2000            [*]                   [*]              1st of each Month

Aug 2000 -     Sep 2000            [*]                   [*]              1st of each Month

Oct 2000 -     Oct 2001            [*]                   [*]              1st of each Month


ACCEPTED AND AGREED FOR N2H2, INC.:      ACCEPTED AND AGREED FOR LICENSEE:


Signature:  [/s/ Sarah Hastings]         Signature:  [/s/ Paul D. Hansen]
          ---------------------------              -----------------------------

Printed:    [Sarah Hastings]             Printed:    [Paul D. Hansen]
        -----------------------------            -------------------------------

Title:      [Contract Manager]           Title:      [E.V.P.]
      -------------------------------          ---------------------------------

                                   ADDENDUM A

This Addendum A ("Addendum") is entered into by and between N2H2, Inc. a Washington corporation, having its principal place of business at 900 4th Avenue
- Suite 3400, Seattle, WA, 98164 ("N2H2") and Millenial Star Network, Inc. ("MSTAR.NET"), a Utah corporation having its principal place of business at 1305
N. Research Way, Orem, Utah 84097 ("Licensee")

This Addendum amends and supplements a Filtering Service and License Agreement (the Agreement) of even date between N2H2 and Licensee (together, the "Parties"), and all of the terms and conditions of the Agreement are hereby incorporated into this Addendum. The Parties agree to the following additional terms and conditions:

DEMO SERVER. Within thirty days of request, N2H2 shall deliver a demonstration server "that shall be used solely by Licensee's potential customers. This demonstration server shall feature rotating proxy ports, each lasting for no more than two (2) weeks and shall conform to the description and specifications set out in Schedule A. N2H2 shall provide daily updates to this demonstration server, including the supplemental database, as described in paragraph C6 (below). The demonstration server and all associated computer hardware, computer software, and database content shall be considered part of the BESS System, as that term is defined in the Agreement, and all terms, conditions, representations, and warranties set out in the Agreement relating to the BESS System shall apply to all of the foregoing items. Licensee shall pay N2H2 a one-time setup fee of [*] per server and an ongoing monthly rotation/update fee of [*] per month.

BRANDING. N2H2 and Licensee shall co-create a set of trailers and block page that shall be used in conjunction with the filtering services being provided by N2H2 to Licensee under this Addendum. The trailer and block page graphics shall include an N2H2-approved reference to N2H2, such as "Powered by N2H2". The reference shall be hyperlinked to N2H2's web site.

REVIEW PROCESS. Within the time frame set out in Schedule A, N2H2 shall customize its Web site review process for Licensee in the following manner:

        1. [*]

        2. [*]



        3. [*]




        4. [*]



        5. [*]




        6. [*]

TERM OF ADDENDUM. This Addendum shall be co-terminous with the Base Agreement and shall terminate automatically upon any termination of the Base Agreement for any reason; provided however, that either party may terminate this Addendum without terminating the Base Agreement in the event of any material breach of the terms of this Addendum that is not cured within the applicable cure period set out in the Agreement.